EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-21295 of ePlus inc. on Form S-8 of our report dated June 23, 2000 appearing in this Annual Report on form 10-K of ePlus inc. for the year ended March 31, 2000.

/s/Deloitte & Touche LLP
McLean, VA
June 29, 2000